
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |x|
Filed by a Party other than the Registrant | |

Check the appropriate box:
| | Preliminary Proxy Statement                        | |  Confidential,  For  Use of the  Commission  Only  (as
                                                            permitted  by Rule 14a-6(e)(2))
|x| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            First United Corporation
                            ------------------------
               (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         | | No fee required.

         | | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

         (1)      Title of each class of securities to which transaction applies: N/A

         (2)      Aggregate number of securities to which transaction applies: N/A

         (3)      Per unit price or other  underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4)      Proposed maximum aggregate value of transaction:  N/A

         (5)      Total fee paid:  N/A

         | | Fee paid previously with preliminary materials:  N/A

         | | Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:


                            FIRST UNITED CORPORATION




                                                                  March 22, 2002



To Our Shareholders:

     On behalf of the Board of Directors and the whole First United Team, I cordially invite you to attend the Annual Shareholders' Meeting to be held on Tuesday, April 23, 2002, at 3:00 p.m. at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of your Company and an opportunity to ask questions on matters of general interest to shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, we would ask that you mark, sign, date and promptly return the enclosed proxy in the envelope provided.

     There will be a reception with light refreshments immediately following the shareholders' meeting for all registered shareholders. I look forward to seeing you there.



                                                       Sincerely yours,




                                                      WILLIAM B. GRANT
                                                      Chairman of the Board &
                                                      Chief Executive Officer


            P.O. Box 9 Oakland, MD 21550-0009 Telephone 888-692-2654

                            FIRST UNITED CORPORATION
                             19 South Second Street
                                   P.O. Box 9
                          Oakland, Maryland 21550-0009

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  March 22, 2002

To Shareholders of First United Corporation:

     Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the "Company") will be held at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541. The meeting is scheduled for:

                      TUESDAY, APRIL 23, 2002, at 3:00 p.m.

     The purposes of the meeting are:

     1. To elect five (5) Directors to serve for a three-year term and until the election and qualification of their successors.

     2. To transact such other business as may be properly brought before the meeting or any adjournment thereof.


     IT IS HOPED THAT YOU WILL PLAN TO ATTEND, BUT WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE MEETING, YOU ARE REQUESTED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU SO DESIRE. ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 28, 2002, ARE ENTITLED TO VOTE AT THIS MEETING.

     Anyone acting as proxy agent for a shareholder must present a proxy properly executed by the shareholder authorizing the agent in form and substance satisfactory to the judges of election, and otherwise in accordance with the Company's Bylaws.


By order of the Board of Directors


ROBERT W. KURTZ
Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            FIRST UNITED CORPORATION
                             19 South Second Street
                                   P.O. Box 9
                          Oakland, Maryland 21550-0009

                                 March 22, 2002

                                 PROXY STATEMENT


INFORMATION CONCERNING THE SOLICITATION

     The enclosed proxy is solicited by the Board of Directors of First United Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held on April 23, 2002, and any adjournment or postponements thereof. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Company personally or by telephone, telegraph or facsimile. No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The Company has also engaged Mellon Investor Services LLC ("Mellon") to assist in the solicitation of proxies, at an estimated cost of $7,000 plus reasonable expenses.

     Please complete and sign the enclosed proxy and return it to our transfer agent, Mellon, promptly. Should you attend the meeting and desire to vote in person, you may withdraw your proxy by written request delivered to the Secretary of the Company, prior to its exercise by the named proxies. Also, your proxy may be revoked before it is exercised, whether or not you attend the meeting, by notifying Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009, in writing prior to the Annual Meeting of Shareholders. Your proxy may also be revoked by using a subsequently signed proxy. Your proxy will be voted in accordance with the instructions on the proxy card. If no instructions are given, your proxy will be voted FOR the Director nominees listed below, and in the discretion of the persons named in the proxy with respect to any other matter properly brought before the meeting. The proxy materials are first being mailed to shareholders on or about March 22, 2002.

OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

     Only shareholders of record of the Company's common stock, par value $.01 per share ("Common Stock") at the close of business on February 28, 2002 (the "Record Date"), will be entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of the Record Date, there were 6,080,589 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, in which there is a quorum present. Consequently, withholding of votes, abstentions and broker non-votes will not affect the outcome of the vote.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned as of the Record Date by Directors and executive officers and by each person that, to the Company's knowledge, beneficially owns more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power. The address of each person listed below is the address of the Company. Common Stock Percent of Beneficially Outstanding DIRECTORS & EXECUTIVE OFFICERS: Owned Common Stock


                                                              Common Stock        Percent of
                                                              Beneficially       Outstanding
DIRECTORS & EXECUTIVE OFFICERS:                                  Owned           Common Stock

David J. Beachy ............................................     6,433                .11%
Donald M. Browning..........................................    17,821                .29%
Rex W. Burton ..............................................     9,119                .15%
Paul Cox, Jr................................................     1,602                .03%
Jeannette R. Fitzwater......................................    10,633                .17%
Philip D. Frantz............................................     1,839                .03%
William B. Grant ...........................................    17,333                .29%
Maynard G. Grossnickle......................................     9,957                .16%
Eugene D. Helbig, Jr........................................     3,229                .05%
Raymond F. Hinkle ..........................................     4,880                .08%
Robert W. Kurtz ............................................     8,249                .14%
Steven M. Lantz.............................................     1,700                .03%
Andrew E. Mance ............................................    37,706                .62%
Elaine L. McDonald..........................................     2,864                .05%
Donald E. Moran.............................................   138,382               2.28%
Karen F. Myers .............................................     7,301                .12%
I. Robert Rudy..............................................    36,340                .60%
James F. Scarpelli, Sr. ....................................    84,242  (1)          1.39%
Richard G. Stanton..........................................    13,214                .22%
Robert G. Stuck.............................................     2,851                .05%
Frederick A. Thayer, III....................................    50,053                .82%
Frederick A. Thayer, IV.....................................     3,903                .06%

Directors & Executive Officers as a Group (22 persons) .....   469,651               7.74%

OTHER BENEFICIAL OWNERS:

Firstoak & Company..........................................   493,322  (2)          8.11%

(1) Includes 1365 shares held in the James and Margaret Scarpelli Foundation Trust which Mr. Scarpelli has a 1/4 interest.

(2) Shares held in the name of Firstoak & Company, a nominee, are administered by the Trust Department of the Bank in a fiduciary capacity. Firstoak & Company disclaims beneficial ownership of such shares.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     By amendment to the Company's Articles of Incorporation at the 1998 Annual Meeting of Shareholders, the Company's Directors were elected into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office. Directors are elected to hold office for term of three years, and one class of Director expires each year. The terms of Directors of Class I expire this year. Directors of Class II will hold office until the 2003 Annual Meeting of Shareholders and Directors of Class III will hold office until the 2004 Annual Meeting of Shareholders. In each case, Directors are elected until their successors are duly elected and qualify.

     The Directors of Class I are up for election at this Annual Meeting. The Company's Chairman of the Board and CEO is a member of Class I, and the Company's President and CFO is a member of Class II. No Director or nominee holds any directorships in any other public company. The following nominees for Directors of Class I, their ages as of the Record Date, their principal occupations and business experience, and certain other information are set forth below. In the event a nominee declines or is unable to serve as a director, which is not anticipated, the proxies will be voted for a substitute nominee named by the Board.

NOMINEES FOR CLASS I (Term Expires 2005)


                                                         Occupation                            Director
Name                             Age               During Past Five Years                       Since

David J. Beachy                  61             Fred E. Beachy Lumber Co., Inc.                  1985
                                                Building Supplies - Retired

Donald M. Browning               76             Corporate Secretary, Brownings, Inc.             1985
                                                Retail Groceries

Rex W. Burton                    67             Owner & President,                               1992
                                                Burtons, Inc., Dry Goods

Paul Cox, Jr.                    62             Owner, Professional Tax Service                  1993
                                                Tax Consulting Firm

William B. Grant                 47             Chairman of the Board                            1995
                                                Chief Executive Officer
                                                First United Corporation and
                                                First United Bank & Trust


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH NOMINEES.
                                                         ---

     The election of directors requires the affirmative vote of holders of a majority of the shares of Common Stock present and voting at the Annual
Shareholders' Meeting. A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote, and directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

     The Company lists below all Directors of Class II and Class III whose terms do not expire in 2002, including their ages as of the Record Date, and their principal occupations and business experience.

                                                         Occupation                            Director
Name                             Age               During Past Five Years                        Since

Maynard G. Grossnickle           70             Farmer, Retired                                  1996

Raymond F. Hinkle                65             Tax Consultant                                   1996

Robert W. Kurtz                  55             President, Chief Financial Officer               1990
                                                Secretary and Treasurer
                                                First United Corporation;
                                                President and Chief Financial Officer
                                                First United Bank & Trust

Andrew E. Mance                  87             Physician                                        1985

Elaine L. McDonald               53             Vice President Alpine Village, Inc.              1995

Donald E. Moran                  71             Secretary/Treasurer                              1988
                                                Moran Coal Company

                                      - 3 -

Karen F. Myers                   50             President, Mountaineer Log &                     1992
                                                Siding Co., Inc.; Member, DC
                                                Development LLC; Broker, Deep
                                                Creek Mountain Resort

I. Robert Rudy                   49             President, Rudy's Inc.,                          1992
                                                Retail Apparel and Sporting Goods
                                                Member, DC Development LLC

James F. Scarpelli, Sr.          88             Owner, Scarpelli Funeral Home                    1985

Richard G. Stanton               62             Banker, Retired                                                    1985

Robert G. Stuck                  55             Vice President, Oakview Motors, Inc.             1995

Frederick A. Thayer, III         68             Judge, Retired                                                     1996


Family Relationships

     As defined by Securities and Exchange Commission rules and regulations, family relationships exist among Directors, Nominees and Executive Officers. Director Frederick A. Thayer III is the father of Senior Vice President
Frederick A. Thayer IV. Director I. Robert Rudy and Senior Vice President Jeannette R. Fitzwater are siblings. Director Karen F. Myers and Senior Vice President Philip D. Frantz are first cousins. No other family relationships exist.

Attendance at Board Meetings

     During 2001 the Board of Directors of the Company held eight meetings. All incumbent Directors attended at least 75% of the Board Meetings and meetings of each committee of the Board on which such Director served. In addition, Directors of the Company's subsidiaries have met in accordance with guidelines established by the Board of Directors.

Committees of the Board of Directors

     In addition to meeting as a group, certain members of the Board also devote their time to certain standing committees. Members of the Board of Directors of the Company are also members of the Board of Directors of the lead subsidiary, First United Bank & Trust (the "Bank"). These committees act on behalf of the Company. Among those standing committees of the Company are the Audit, Asset and Liability Management, Executive and Strategic Planning Committees. The Chairman of the Board and CEO of the Company, William B. Grant, and the President, Chief Financial Officer and Secretary/Treasurer of the Company, Robert W. Kurtz, are members of all committees, except the Audit Committee.

Audit Committee - The Audit Committee, which consists of David J. Beachy, Maynard G. Grossnickle, Andrew E. Mance, Karen F. Myers, Richard G. Stanton and Robert G. Stuck reviews significant accounting principles, policies and practices, meets with the Company's auditor to review the Company's internal audit function, and meets with the Company's independent auditors to review the results of the annual audit. This committee met four times in 2001.

Asset and Liability Management Committee - The Asset and Liability Management Committee, which consists of Paul Cox, Jr., William B. Grant, Raymond F. Hinkle, Robert W. Kurtz, Andrew E. Mance, Elaine L. McDonald, Karen F. Myers, Donald E. Moran, Richard G. Stanton and Frederick A. Thayer, III, reviews and recommends changes to the Company's Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met three times in 2001.

Executive Committee - The Executive Committee, which consists of David J. Beachy, Rex W. Burton, Paul Cox, Jr., William B. Grant, Robert W. Kurtz, I. Robert Rudy, James F. Scarpelli, Sr., Richard G. Stanton and Robert G. Stuck, is responsible for reviewing and recommending changes to the Company's Insurance Program, overseeing compliance with the Company's Bylaws and Articles of Incorporation, supervising the Company's CEO, recommending to the Board a compensation policy for the CEO and other executive officers of the Company and its subsidiaries, recommending changes to the CEO's compensation package based on performance reviews, monitoring the performance of the Company and its subsidiaries, recommending changes to the Company's and subsidiaries' personnel policies, and serving as a director nomination committee. The Executive Committee functions with the authority of the full Board between meetings of the Board. This committee met four times in 2001.

     Under Article II, Section 4 of the Bylaws, the Executive Committee will consider director nominations from shareholders if the nomination is made in writing by notice delivered to the Chairman/CEO of the Company no less than 150 days nor more than 180 days before the date of the shareholders' meeting. The notice must contain (i) for each proposed nominee, the name, address, principal occupation, and the number of shares of the Company Common Stock owned, (ii) for the notifying shareholder, the name, residence address, and the number of shares of the Company Common Stock owned, (iii) a written consent of the proposed nominee as to his or her name being placed in nomination for Director and a statement by the nominee that he or she will serve if elected, and (iv) all information required by Regulation 14A of the Securities Exchange Act of 1934, as amended, and Rule 14a-11, as promulgated thereunder.

Strategic Planning Committee - The Strategic Planning Committee, which consists of Donald M. Browning, Rex W. Burton, Paul Cox, Jr., William B. Grant, Robert W. Kurtz, Elaine L. McDonald, Donald E. Moran, I. Robert Rudy, Richard G. Stanton, Frederick A. Thayer, III, and three Advisory Board members, Susan P. Kelley, Gary R. Ruddell and Renick C. Williams, focuses on long-term planning to insure that management's decisions take into account the future operating environment, the development of corporate statements of policy, review of overall management internal control procedures, and review of management's internal and external information and communications systems. This committee met once in 2001.

AUDIT COMMITTEE REPORT

     The Audit Committee has adopted a written charter.  The Audit Committee has
(i) reviewed and discussed the Company's consolidated audited financial statements for the year ended December 31, 2001 with Company management; (ii) discussed with Ernst & Young, LLP, the Company's independent auditors, all matters required to be discussed by SAS 61, as modified or supplemented; and
(iii) has received the written disclosures and the letter from Ernst & Young, LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the auditors the auditor's independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

         AUDIT COMMITTEE

         By:     David J. Beachy            Karen F. Myers
                 Maynard G. Grossnickle     Richard G. Stanton
                 Andrew E. Mance            Robert G. Stuck

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     The following table sets forth the total remuneration for services in all capacities paid during each of the last three fiscal years to the Chief Executive Officer and each other executive officer of the Company during the fiscal year ended December 31, 2001.

Name and                                                Annual Compensation              All other
Principal Position                     Year             Salary        Bonus (1)        Compensation(2)(3)
------------------                     ----             ------        -----            ------------

William B. Grant                       2001            $150,000      $79,701              $  6,281
Chairman of the Board and              2000            $150,000      $55,231              $  4,956
CEO                                    1999            $150,000      $50,000              $  4,496

Robert W. Kurtz                        2001            $117,000      $65,500              $    837
President, Chief Financial             2000            $117,000      $49,626              $    851
Officer and Secretary/Treasurer        1999            $117,000      $52,299              $    811

Benjamin W. Ridder                     2001            $  88,000     $49,307              $  4,512
Executive Vice President               2000            $  88,000     $36,202              $  4,478
and Director of Retail Banking         1999            $  88,000     $39,336              $  3,647

Jeannette R. Fitzwater                 2001            $  70,000     $41,242              $  3,645
Senior Vice President and              2000            $  70,000     $33,607              $  3,619
Director of Human Resources            1999            $  70,000     $33,390              $  3,460

Philip D. Frantz                       2001            $  70,000     $29,920              $  3,629
Senior Vice President and              2000            $  70,000     $33,607              $  3,619
Director of Operations and             1999            $  70,000     $33,390              $  3,474
Support

Eugene D. Helbig, Jr.                  2001            $  70,000     $47,543              $  3,889
Senior Vice President and              2000            $  70,000     $40,605              $  3,491
Senior Trust Officer                   1999            $  70,000     $29,737              $  3,460

Steven M. Lantz                        2001            $  70,000     $44,855              $  4,215
Senior Vice President and              2000            $  70,000     $45,691              $  3,879
Senior Lending Officer                 1999            $  70,000     $33,107              $  3,469

Frederick A. Thayer, IV                2001            $  70,000     $42,827              $  3,549
Senior Vice President and              2000            $  70,000     $30,900              $  3,546
Director of Sales                      1999            $  70,000     $31,307              $  3,460


(1) The pay for performance for 1999, 2000 and 2001 was distributed in 2000, 2001 and 2002, respectively. Mr. Grant has elected to defer $20,000 of his 2001 pay for performance into the Company's Deferred Compensation Plan. Ms. Jeannette R. Fitzwater has elected to defer $33,963 of her 2001 pay for performance into the Company's Deferred Compensation Plan.

(2) All amounts shown are for basic and matching contributions made by the Company for each respective executive officer under the Company's 401(k) Profit Sharing Plan.

(3) Each executive officer has in excess of seven years of credited service under the 401(k) Profit Sharing Plan and are therefore 100% vested.



Executive Committee Interlocks and Insider Participation

     The Executive Committee consists of David J. Beachy, Rex W. Burton, Paul Cox, Jr., William B. Grant, Robert W. Kurtz, I. Robert Rudy, James F. Scarpelli, Sr., Richard G. Stanton and Robert G. Stuck. Mr. Grant is Chairman of the Board and CEO of the Company and Mr. Kurtz is President, CFO and Secretary/Treasurer of the Company. Mr. Stanton is the former Chairman of the Board, President and CEO of the Company.

Executive Committee Report on Compensation

     The basic philosophy of the Company's compensation program is to offer competitive compensation for all executive employees which takes into account both individual contributions and corporate performance. Compensation levels for executives were recommended by the Executive Committee and approved by the non-employee Directors of the Board.

     Executive compensation for the Chairman of the Board/CEO, the President/CFO, and each other executive officer consists of two principal elements: (i) base salary; and (ii) incentives that are variable, fluctuate annually, and are linked to the Company's performance, and therefore at risk. Base salaries are set at levels intended to foster a career development among executives, consistent with the long-term nature of the Company's business objectives. In setting base salary levels, consideration is given to establishing salary levels that approximate the amounts paid for similar executive positions at other comparable community banking organizations. Salary adjustments and "at risk" amounts are determined in accordance with the Annual Incentive Program established for executive officers and other members of senior management. The incentive program, which was developed in consultation with the Company's independent accountants, utilizes a targeted goal-oriented approach whereby each year the committee establishes performance goals based on the recommendation of the Chairman and CEO. The performance goals include strategic financial measures such as earnings per share, return on equity, and efficiency ratio. Each of these elements is weighted approximately the same. The measures are established annually at the start of each fiscal year and are tied directly to the Company's business strategy, projected budgeted results and competitive peer group performance.

     The targeted goals are set at levels which only reward continued exceptional Company performance. The incentive awards are expressed as a percent of base pay and measured on a range around the targeted goals with a fixed maximum incentive award. The plan provides a payout equal to 22.70% of salary for attaining the minimum goals, a payout of 43.70% of salary for attaining the targeted goals, and up to 64.70% of salary for reaching or exceeding maximum goal levels. Payout percentages are interpolated for results between various categories. Performance below certain stated minimum threshold levels will result in no incentive payout to the executives.

     The 2001 goals, as approved by the Board, are shown below, and compared to the actual results for 2001:

                             Minimum        Target       Maximum       Actual
                             -------        ------       -------       ------
Return on Equity              13.12%        13.39%        13.66%       13.46%
Earnings Per Share           $ 1.46         $1.49         $1.52        $1.51
Efficiency Ratio              60.21%        59.03%        57.85%       58.58%

     As the results indicate, Company performance exceeded the target performance for the return on equity by seven basis points, while falling short of the maximum goal by one basis point with earnings per share and obtaining approximately mid-point between the target and maximum goals with the efficiency ratio.

     With respect to Mr. Grant, his incentive compensation was based on meeting certain financial goals as outlined in the preceding table. The incentive compensation for each other executive officer was based on a combination of financial goals of the Company and certain subjective goals on their personal performance.

         EXECUTIVE COMMITTEE

         BY:     David J. Beachy                     James F. Scarpelli, Sr.
                 Rex W. Burton                       Richard G. Stanton
                 Paul Cox, Jr.                       Robert G. Stuck
                 I. Robert Rudy

Directors' Fees

     Directors' fees are paid only to Directors who are not executive officers of the Company. A director of the Company receives up to $350 for a Board meeting and up to $175 for each committee meeting of the Board of which the director is a member, depending on the length of the meeting. Directors who are not executive officers of the Company are also paid an annual retainer fee of $7,500.

COMPENSATION PLANS

Pension Plan

     The following table shows the maximum annual  retirement  benefits  payable
under  the  Company   Defined   Benefit  Pension  Plan  for  various  levels  of
compensation during the year of service:

APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT AT AGE 65 BASED ON YEARS OF CREDITED SERVICE

                                YEARS OF SERVICE
    FINAL
   AVERAGE
COMPENSATION                   15 YEARS           20 YEARS           25 YEARS           30 YEARS           35 YEARS
--------------------------------------------------------------------------------------------------------------------
  $ 30,000                     $ 6,000            $ 8,000             $10,000           $12,000            $14,000
    70,000                      15,000             20,000              25,000            30,000             35,000
   110,000                      24,000             32,000              40,000            48,000             56,000
   150,000                      33,000             44,000              55,000            66,000             77,000
   190,000                      42,000             56,000              70,000            84,000             98,000


     For purposes of this table, final average compensation shown is twelve times the average of the highest salary during sixty consecutive months in the last one hundred twenty months preceding normal retirement. Also, for purposes of the table, benefits are payable for life with a minimum guarantee of ten years. Benefits are computed on an actuarial basis. To convert the benefits at normal retirement to a lifetime only benefit, the amounts would be increased by a factor of 1.0677%. Social Security benefits are not shown on the table and would not reduce retirement benefits under the plan.

     A table showing current compensation covered by the Pension Plan and the estimated credited years of service for the Highly Compensated Employees immediately follows the Supplemental Executive Retirement Plan discussion.

Supplemental Executive Retirement Plan

     Effective November 1, 2001, the Company's Board of Directors adopted the First United Bank and Trust Supplemental Executive Retirement Plan (the "SERP"). The SERP provides supplemental retirement income to senior executives designated by the Board. The Board has designated the executives listed in the Summary Compensation Table for coverage by the SERP. The SERP benefit is 2.5% of final pay for each year of service up to 24 years of service, plus 1% of final pay for each year of service above 24 up to a maximum of 29 years of service. The SERP Benefit is reduced by 50% of the executive's Social Security benefits and 100% of the executive's Pension Plan benefits. The following table shows the projected benefit payable by the SERP as a single life annuity for various levels of compensation and years of service.

                                                                    YEARS OF SERVICE
          FINAL AVERAGE                  15 YEARS             20 YEARS             25 YEARS             29 YEARS
           COMPENSATION
----------------------------------------------------------------------------------------------------------------------
            $ 100,000                    $ 5,790              $11,040              $14,790               $12,990
              125,000                      9,540               16,040               20,665                18,365
              150,000                     13,290               21,040               26,540                23,740
              175,000                     17,040               26,040               32,415                29,115
              200,000                     20,790               31,040               38,290                34,490
              225,000                     30,165               43,540               53,540                50,740
              250,000                     39,540               56,040               68,790                66,990

     The SERP Benefit is based on the annual compensation listed in the Summary Compensation Table. It is expected that the executives will have at least 29 years of service at retirement.

     The executive may elect to receive benefits in a lump sum, calculated using the same actuarial assumptions as used under the Pension Plan. Amounts to pay the benefits may, at the Bank's discretion, be held in a rabbi trust. Upon a change of control, the rabbi trust must be fully funded to pay accrued benefits. In addition, upon certain terminations of employment following a change of control, the seven executives currently designated for coverage become entitled to at least the benefit they would receive based on 24 years of service.

     The current compensation covered by the Pension Plan and by the SERP and the estimated credit years of service at December 31, 2001 for each of the Highly Compensated Employees under the Pension Plan and the SERP are as follows:


                              Current Compensation     Estimated Credited
                               Covered By The Plan    Years of Service At
                                                            12/31/01
---------------------------- ------------------------ ---------------------
William B. Grant                    $206,998                23 Years
Robert W. Kurtz                      167,477                29 Years
Jeannette R. Fitzwater               104,124                16 Years
Philip D. Frantz                     104,124                18 Years
Eugene D. Helbig, Jr.                111,104                16 Years
Steven M. Lantz                      120,426                15 Years
Frederick A. Thayer, IV              103,276                10 Years

401(k) Profit Sharing Plan

     Bank employees are permitted to contribute a portion of their salary to the Company's 401(k) Profit Sharing Plan. The Bank makes a matching contribution equal to 50% of the amount deferred, up to 6% of an employee's salary, provided that the employee has completed at least one year of service to the Bank. The Bank may make additional discretionary contributions for employees equal to a percentage of each employee's salary. No executive officer received a discretionary contribution for 2001, 2000 or 1999.

Employee Stock Ownership Plan

     Employees who complete one year of service to the Bank are eligible to participate in the Company's Employee Stock Ownership Plan, whereby the Bank makes contributions to the plan's fund to provide a retirement benefit to the employee. All contributions under the plan are invested in Company Common Stock. No contributions were made by the Bank to this plan for 2001, 2000 and 1999. This plan merged into the 401(k) Profit Sharing Plan effective July 1, 2000.

Deferred Compensation Plan

     Selected executives and Directors of the Company and its subsidiaries are permitted to participate in the Company's Non-Tax Qualified Deferred Compensation Plan. The plan permits each participant to defer income to a "rabbi trust." The funds are then distributed to the participant at termination of employment or Director status. The plan benefits are taxed to the participant at the time of distribution.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Some of the Directors and officers of the Company and their associates were customers of and had banking transactions with the Bank subsidiary of the Company in the ordinary course of business during 2001. All loans and loan commitments included in such transactions were made on the same terms, including interest rate and collateral, as those prevailing at the same time for comparable transactions with others, and in the opinion of the management of the Company, do not involve more than a normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, the Company's executive officers and Directors are required to file with the Securities and Exchange Commission reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2001, its executive officers and Directors complied timely with the Section 16(a) requirements.

PERFORMANCE GRAPH

     Set forth below is a graph showing 5-year cumulative total return of the Common Stock as compared with all publicly traded banks in the $500 million to $1 billion Asset-Size Index, and the NASDAQ total index.

[GRAPH]


                                                                       Period Ending
                                      --------------------------------------------------------------------------------
Index                                 12/31/96    12/31/97     12/31/98       12/31/99      12/31/00      12/31/01
----------------------------------------------------------------------------------------------------------------------
First United Corporation                100.00      139.58       118.24         106.86         81.46        131.93
NASDAQ - Total US                       100.00      122.48       172.68         320.89        193.01        153.15
SNL $500M-$1B Bank Index                100.00      162.56       159.83         147.95        141.62        183.73


INDEPENDENT PUBLIC ACCOUNTANTS AND AUDIT FEES

     The accounting firm of Ernst & Young, LLP has acted as the Company's independent public accountants for the year ended December 31, 2001 and has been recommended by the Audit Committee and selected by the Board of Directors to act as such for the current year. Representatives of Ernst & Young, LLP are not expected to be present at the Annual Meeting.

Audit Fees

     The aggregate estimated fees billed by Ernst & Young, LLP for professional services rendered for the audit of the Company's consolidated annual financial statements for the year ended December 31, 2001 and the review of the interim financial statements included in the Company's Forms 10-Q was $123,130.

Financial Information Systems Design and Implementation Fees

     During fiscal year 2001, Ernst & Young, LLP did not render to the Company any of the professional services with regard to financial information systems design and implementation described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

     The aggregate fees billed for services rendered by Ernst & Young, LLP for the year ended December 31, 2001, other than the services described above under "Audit Fees", were $252,870, including audit related services (such as benefit plan audits, accounting consultation and SEC registration statements) of $37,200 and nonaudit services (such as tax services) of $215,670. The Audit Committee has determined that the provision of the services covered in "All Other Fees" is compatible with maintaining Ernst & Young, LLP's independence.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Shareholders' proposals for the 2003 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received at the Company's principal office not later than November 22, 2002 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement. All other shareholder proposals must be received by the Company at its principal office by February 5, 2003 (45 days before the date of mailing based on this year's proxy statement date.)

OTHER MATTERS

     As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

                                            By order of the Board of Directors


                                            ROBERT W. KURTZ
                                            Secretary

                                   Appendix A

                                     PROXY
                            FIRST UNITED CORPORATION
                                   P.O. Box 9
                             Oakland, MD 21550-0009

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. George C. Harne and Mrs. Jacquelyn L. Shirer, and each of them, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of First United Corporation held of record by the undersigned on February 28, 2002, at the Annual Meeting of Shareholders to be held on April 23, 2002, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. HOWEVER, IN THE ABSENCE OF DIRECTION TO THE CONTRARY, THE ATTORNEYS NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" PROPOSAL 1 HEREON, AND FOR MATTERS WHICH MAY BE PRESENTED AT THE MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

              (Please sign on reverse side and return immediately)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

        FIRST UNITED CORPORATION CAPABLE AND EAGER TO MEET THE FINANCIAL
                            NEEDS OF ITS SHAREHOLDERS

Dividend Reinvestment
---------------------
A convenient way to make your shares in First United GROW! Our plan also allows you to purchase additional shares.

Trust Services
--------------
First United offers a complete array of trust services designed to meet the individual needs of our clients. These services include personal trusts, estate planning, employee benefit plans, estate administration and fully managed IRA's.

Relationship Banking Packages
-----------------------------
Relationship Banking Packages are special programs that reward you with financial benefits for combining your deposit, loan and/or investment accounts with us. These programs are designed specifically for your lifestyle needs. Whether you are just getting started or you are protecting your financial assets, My Bank/First United provides a variety of relationship package solutions. We want to help you achieve financial success!

Brokerage Services
------------------
Full service brokerage is available through PRIMEVEST Financial Services located at First United. PRIMEVEST offers a broad spectrum of investment products and services, such as retirement planning, financial planning, portfolio management and much more. Our PRIMEVEST Investment Executives devote a high level of attention to your investment needs.

PRIMEVEST Financial Services, Inc. is an independent, registered broker/dealer. Member of NASD/SIPC. Securities provided by PRIMEVEST: *Not FDIC Insured *No Financial Institution Guarantee *May lose value.

President's Club
----------------
The President's Club is a truly unique club which brings together the special customers of First United for informative seminars, delightful trips and special promotions.

THIS LIST IS ONLY A SAMPLE OF THE  SERVICES  WHICH  YOU,  OUR  OWNERS,  CAN TAKE
ADVANTAGE OF. FOR MORE DETAILS ON THESE EXCITING SERVICES, CALL MY BANK'S CUSTOMER SERVICE CENTER, TOLL FREE AT (888) 692-2654.

1. Proposal to elect 5 Directors to serve until the 2005 Annual Meeting of Shareholders and until the election and qualification of their successors.

FOR                          WITHHOLD          (INSTRUCTION: To withhold
all nominees                 AUTHORITY         authority to vote for any
listed at right (except as   to vote for all   individual nominee, strike a line
marked to the contrary)      nominees listed   through the nominee's name in the
                             at right          list below.)

[   ]                        [   ]             CLASS I (Term Expires 2005)
                                                David J. Beachy, Donald M.
                                                Browning, Rex W. Burton,
                                                Paul Cox, Jr., William B. Grant

2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.


THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF THE AFORESAID ANNUAL MEETING OF SHAREHOLDERS

Signature                           Signature                      Date
         -------------------------            --------------------      --------

NOTE: Please sign exactly as name appears hereon. Joint holders should each sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. If a corporation or other entity, please sign in full corporate or entity name by authorized person.

                           | | FOLD AND DETACH HERE | |